Exhibit 99.2

For Immediate Release

April 26, 2012

First Century Bankshares, Inc.

Announces Plans to Deregister Shares Under

The Securities Exchange Act of 1934

Bluefield, WV - Following the Annual Meeting of shareholders on April 24, 2012, the Board of Directors of First Century Bankshares, Inc. (“First Century”) met and unanimously approved the filing of a Form 15 by First Century with the Securities and Exchange Commission (the “SEC”) to voluntarily deregister its common shares under the Securities Exchange Act of 1934. First Century intends to file the Form 15 with the SEC on or about April 26, 2012.

As a result of the passage of H.R. 3606, the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act, First Century is eligible to deregister its common shares because it has fewer than 1,200 holders of record of its common shares. Upon the filing of the Form 15, First Century’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K and other filing requirements, will terminate upon the effectiveness of the deregistration, which is expected to occur 90 days after the filing of the Form 15.

First Century’s Board of Directors made this decision after careful consideration and review of the cumulative costs and advantages and disadvantages of being an SEC registered company. By deregistering, First Century will avoid the significant costs associated with being an SEC registered company, including costs arising from compliance with SEC reporting requirements, the associated filing costs and increased legal and accounting fees. These savings will directly benefit First Century’s earnings and regulatory capital. In addition, the deregistration will allow management to devote more time and resources to focus on customers and profitable growth. The costs savings First Century anticipate from being able to deregister is exactly the benefit the JOBS Act intended for community banks.

First Century’s shares are listed on the OTC Bulletin Board under the symbol “FCBS” and First Century expects that they will continue to be quoted on the OTC Bulletin Board after deregistration. Although no longer required by the SEC after deregistration, First Century intends to release financial results, be audited annually and issue press releases for the benefit of its shareholders. Shareholders are encouraged to sign up for email alerts by going to the Investor Relations page of the corporate website at www.firstcentury.com. There can be no assurance, however that First Century will continue to provide such information in the future or that its common shares will continue to be quoted on the OTC Bulletin Board after deregistration of the common shares.

First Century Bankshares, Inc. is a bank holding company that owns First Century Bank, Inc., headquartered in Bluefield, West Virginia, with 12 offices and 17 ATM locations throughout southern West Virginia and southwestern Virginia.

This press release may contain certain forward-looking statements (as defined in the Private Securities Litigation Act of 1995), including certain plans, expectations, goals and projections, which are inherently subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including but not limited to: the nature and extent of governmental actions and reforms; continued monetary policy actions compressing market interest rates; rapid movements in interest rates; the rapid pace of new accounting and regulatory changes; changes in economic conditions which may affect our primary market area; continued volatility in national and local real estate values; competitive pressures on product pricing and services; success and timing of business strategies; success and timing of loan workout strategies; continuing consolidation on the financial services industry; rapidly changing technology; and evolving financial industry standards. First Century undertakes no obligation to revise these statements following the date of this press release.